Exhibit 5.1

SIDLEY AUSTIN LLP 1501 K STREET, N.W. WASHINGTON, D.C. 20005 (202) 736 8000 (202) 736 8711 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 22, 2009

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

FBR Capital Markets Corporation

Ladies and Gentlemen:

We are acting as counsel for FBR Capital Markets Corporation, a Virginia corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) that is being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and relating to 1,250,000 shares (the “Program Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that will be available for future issuance under the FBR Capital Markets Corporation Partner Leveraged Stock Purchase Program (the “Program”).

This opinion letter is being delivered in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

We have examined such documents and records as we deemed appropriate, including, but not limited to, the following:

(i)	copies of the documents related to the Program;

(ii)	a copy of the Registration Statement;

(iii)	a copy of the Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

December 22, 2009

(iv)	a copy of the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof;

(v)	a copy, certified by the Secretary of the Company to be a true and correct copy, of resolutions adopted by the Compensation Committee of the Board of Directors of the Company at a meeting duly called and held on December 11, 2009;

(vi)	a copy, certified by the Secretary of the Company to be a true and correct copy, of resolutions adopted by the Board of Directors by unanimous written consent December 18, 2009; and

(vii)	a specimen of the certificate representing the Common Stock in the form incorporated by reference as an exhibit to the Registration Statement.

We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have relied, as to various questions of fact material thereto, upon the oral or written representations of officers of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals thereof.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that each Program Share that is newly issued under the Program, when and to the extent issued and delivered pursuant to and in accordance with the Program to the purchasers thereof against payment of the consideration to be received therefor under the Program (not less than the par value thereof), will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions set forth herein are limited to matters of the Virginia Stock Corporation Act, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

December 22, 2009

We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in on made a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP